Exhibit 107

Calculation of Filing Fee Tables

Form S-1/A

(Form Type)

Zi Toprun Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.00001 per share, and one-half of one redeemable Warrant(2)(3)	457(o)	12,650,000	$10.00	$126,500,000	0.0000927	$11,726.55

		Common Stock, par value $0.00001, included as part of the Units(3)	Others(4)	12,650,000	—	—	—	—

		Redeemable warrants included as part of the Units(3)	Others(4)	6,325,000	—	—	—	—

		Common Stock underlying Redeemable Warrants included as part of the Units(3)	457(o)(5))	12,650,000	$11.50	$145,175,000	0.0000927	$13,485.53

		Representative Shares	457(g)	253,000	$10.00	$2,530,000	0.0000927	$234.54

	Total Offering Amounts					$274,505,000	0.0000927	$25,446.62

	Total Fees Previously Paid					$273,240,000	0.0000927	$25,329.35

	Total Fee Offsets

	Net Fee Due							$117.27

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Includes 1,650,000 units, consisting of 1,650,000 shares of common stock and 1,650,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Fee calculated pursuant to Rule 457(g) under the Securities Act based on the exercise price of the warrants.